Exhibit 16.1

April 14, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Large Scale Biology Corporation’s Form 8-K dated April 8, 2005, and have the following comments:

1.	We agree with the statements made in the first, second, third, fourth and sixth paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the fifth paragraph.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Sacramento, California